Exhibit 10.5	EXECUTION COPY

FORM OF COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION.

APOLLO MEDICAL HOLDINGS, INC.

Common Stock Purchase Warrant

Warrant Shares: 2,000,000	Issue Date: March 28, 2014

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, NNA of Nevada, Inc., its successors and permitted assigns (together, “Holder”) is entitled, at any time on or after March 28, 2017 (the “Third Anniversary Date”), and prior to 5:00 p.m., New York City time, on March 28, 2021 (the “Expiration Date”), to purchase from Apollo Medical Holdings, Inc., a Delaware corporation (“Company”), up to the number of fully paid and non-assessable shares (the “Shares”) of Common Stock, par value $0.001 per share, of Company (the “Common Stock”) specified above (the “Warrant Shares”) at an initial exercise price of $2.00 per Share (the “Warrant Exercise Price”) or to convert this Warrant into Shares, in each case subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant has been issued pursuant to an Investment Agreement, dated as of March 28, 2014, between Company and Holder (as it may be amended from time to time in accordance with its terms, the “Investment Agreement”). Capitalized terms used herein and not defined shall have the meanings given thereto in the Investment Agreement.

1.           EXERCISE.

1.1           Method of Exercise. Holder may exercise this Warrant in whole or in part to purchase Shares for cash by (a) delivering to Company, in accordance with Section 6.2, a duly executed copy of a Notice of Exercise in substantially the form attached as Appendix 1 (or by delivery of an original or copy of such Notice of Exercise by any other method permitted for providing notices under Section 6.2) and (b) causing this Warrant to be delivered to Company, in accordance with Section 6.2, as soon as reasonably practicable on or following the date on which Notice of Exercise is delivered to Company (but no later than within five Business Days following the date on which the Notice of Exercise is delivered to Company). Unless Holder is exercising the conversion right provided for in Section 1.2, Holder shall, within three Trading Days following the date of exercise as aforesaid, also deliver to Company a certified or bank cashier’s check, wire transfer of immediately available funds (to an account designated by Company), or other form of payment acceptable to Company, in the amount of the aggregate Warrant Exercise Price for the Shares being purchased.

1.2           Conversion Right. In lieu of exercising this Warrant to purchase Shares for cash in accordance with Section 1.1, Holder may, at its option, from time to time convert this Warrant, in whole or in part and without any obligation to pay the Warrant Exercise Price, into that number of Shares determined by dividing (x) the aggregate Fair Market Value of the Shares in respect of which this Warrant is being converted minus the aggregate Warrant Exercise Price of such Shares by (y) the Fair Market Value of one Share. The Fair Market Value of one Share shall be determined pursuant to Section 1.3, and this Warrant shall automatically be deemed to be converted as provided in Section 1.5. Holder may exercise such conversion right under this Warrant in whole or in part by (a) delivering to Company, in accordance with Section 6.2, a duly executed copy of a Notice of Exercise in substantially the form attached as Appendix 1 (or by delivery of an original or copy of such Notice of Exercise by any other method permitted for providing notices under Section 6.2) and (b) causing this Warrant to be delivered to Company, in accordance with Section 6.2, as soon as reasonably practicable on or following the date on which Notice of Exercise is delivered to Company (but no later than within two Business Days following the date on which the Notice of Exercise is delivered to Company). Any reference in this Warrant to the “exercise” of this Warrant or events to occur upon or in connection with the exercise of this Warrant, including without limitation, all provisions of Section 2, will apply equally and with the same equitable effect to any conversion of this Warrant even if reference is not specifically made to conversion of this Warrant.

1.3           Fair Market Value. For purposes of this Warrant, “Fair Market Value” shall mean, with respect to one Share for any date, the price determined by the first of the following clauses that applies: (a) the average of the daily volume weighted average trading price of the Common Stock for the five Trading Days immediately prior to such date on the Principal Trading Market, or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Company Board in good faith (provided, that in the event Holder’s conversion right under Section 1.2 is exercised or deemed exercised in connection with a Merger (as defined below) or Disposition of Assets (as defined below), the Fair Market Value shall be determined based upon the cash and fair market value of any securities and other consideration (as determined reasonably and in good faith by the Company Board) as would have been paid for or in respect of each Share issuable (as of immediately prior to the closing of such Merger or Disposition of Assets) upon exercise of this Warrant as if such Share had been issued and outstanding on and as of the closing of such Merger or Disposition of Assets).

1.4           Delivery of Certificate and New Warrant. Within three Trading Days after Holder exercises under Section 1.1 or converts under Section 1.2 this Warrant and, if applicable, Company receives payment of the aggregate Warrant Exercise Price, Company shall deliver to Holder certificates (or, if consistent with Company’s practice for issuing Shares, non-certificated Shares represented by book-entry on the records of Company or Company’s transfer agent (the “Book-Entry Shares”)) for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares not so acquired. The Shares shall be deemed to have been issued, and Holder or any other Person designated by Holder to be named therein shall be deemed to have become a holder of record of such Shares for all purposes as of the date this Warrant shall have been exercised or converted. If Company fails to deliver a certificate or certificates (or, if applicable, Book-Entry Shares) for the Shares as provided herein, in addition to any other remedy available to Holder hereunder, at law or in equity, Holder shall have the right to rescind the exercise or conversion of this Warrant.

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1.5           Automatic Conversion upon Expiration. So long as the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is then greater than the Warrant Exercise Price then in effect and Holder shall not have notified Company in writing to the contrary prior to the Expiration Date, this Warrant shall, to the extent not previously exercised or converted, automatically be deemed to have been fully converted pursuant to Section 1.2 above (even if not surrendered) as of immediately before any expiration, termination or cancellation of this Warrant, and Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion, or any consideration payable in respect of such Shares in connection with a Merger or Disposition of Assets, if applicable, to Holder.

1.6           Fractional Shares. No fractional Share shall be issuable upon exercise or conversion of this Warrant, and the number of Shares to be issues shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of this Warrant, Company shall eliminate such fractional share interest by paying Holder cash in the amount computed by multiplying the fraction al interest by the Fair Market Value (as determined pursuant to Section 1.3) of a full Share.

2.          ANTI-DILUTION PROVISIONS; ADJUSTMENT IN WARRANT NUMBER AND WARRANT EXERCISE PRICE. The Warrant Exercise Price and Warrant Number shall be subject to adjustment from time to time as provided in this Section 2.

2.1           Dividends, Subdivisions and Combinations. If Company, at any time and from time to time, (i) takes a record of the holders of its Common Stock for the purpose of entitling them to receive, or otherwise declares or distributes, a dividend payable in, or other distribution of, additional shares of Common Stock or Common Stock Equivalents, (ii) splits or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock or Common Stock Equivalents, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or Common Stock Equivalents, then, in each such case, the Warrant Number shall be adjusted to equal the product of the Warrant Number in effect immediately prior to the adjustment multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding immediately after such adjustment and the denominator of which is equal to the number of shares of Common Stock outstanding immediately prior to the adjustment, and the Warrant Exercise Price shall be adjusted pursuant to Section 2.6.

2.2           Distributions Payable Other than in Common Stock or Common Stock Equivalents. If Company declares or pays any dividend or makes any distribution with respect to shares of its Common Stock other than any dividend or distribution paid or payable in shares of Common Stock or Common Stock Equivalents or if Company or any Affiliate thereof makes any redemptions, purchases or other acquisitions of Common Stock or Common Stock Equivalents, the Holder shall, upon exercise of this Warrant, promptly receive the cash, stock, securities or property to which the Holder would have been entitled by way of (i) dividends and distributions if the Holder had exercised this Warrant immediately prior to the declaration of such dividend or the making of such distribution so as to be entitled thereto and (ii) redemption, purchase or other acquisition if the Holder had exercised this Warrant in full immediately prior to such redemption, purchase or other acquisition and such redemption, purchase or other acquisition had been consummated on a pro rata basis among all holders of Common Stock (after giving effect to such exercise of the Warrant).

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2.3          Reorganization, Reclassification, Merger, Consolidation, or Disposition of Assets. If Company (a) reorganizes its capital, (b) reclassifies its Capital Stock, (c) merges or consolidates with or into another Person (where Company is not the surviving Person or where there is a change in, or distribution with respect to, the outstanding Capital Stock of Company) (a “Merger”), or (d) sells, transfers or otherwise disposes of all or substantially all of the assets of Company and its Subsidiaries, on a consolidated basis, to another Person (a “Disposition of Assets”) and, pursuant to the terms of such reorganization, reclassification, Merger, or Disposition of Assets, cash, securities or property are to be received by or distributed to the holders of Common Stock of Company who are holders immediately prior to such transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the cash, securities or property receivable by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In the case of any such reorganization, reclassification, Merger or Disposition of Assets, any successor or acquiring Person (other than Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant and the Shareholders Agreement to be performed and observed by Company and all the obligations and liabilities of Company hereunder and thereunder and, upon the Holder tendering this Warrant for cancellation, shall issue a replacement Warrant containing substantially the same provisions as this Warrant, but containing appropriate changes due to such event (such as changes to the name of the issuing company and equitable changes to this Warrant due to the occurrence of such event). The foregoing provisions of this Section 2.3 shall similarly apply to successive reorganizations, reclassifications, Mergers or Dispositions of Assets.

2.4          Dissolution, Liquidation and Winding Up. In case Company, at any time prior to the exercise in full of this Warrant, dissolves, liquidates or winds up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the Common Stock that such Holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had such Holder been the holder of record of such shares of Common Stock receivable upon the exercise of this Warrant on the record date for the determination of those Persons entitled to receive any such liquidating distribution, provided, however, that the Holder shall not in any case be required to assume or be obligated in respect of any liabilities of Company.

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2.5          Dilutive Issuances.

(a)          If Company shall at any time after the Closing Date and until and including the earlier of (i) the second anniversary of the Closing Date and (ii) Company’s Next Financing issue or sell any shares of Common Stock or Common Stock Equivalents in a Subsequent Issuance (other than an Exempt Issuance) for a consideration per share less than $0.90 (subject to adjustment pursuant to this Section 2)(a “Dilutive Issuance”), then the Warrant Number shall be adjusted by multiplying the Warrant Number immediately prior thereto by a fraction, the numerator of which shall be the Warrant Exercise Price then in effect and the denominator of which shall be the sum of (i) Warrant Exercise Price, calculated as if the initial Warrant Exercise Price was $1.00 per Share, plus (ii) the per share consideration received or to be received by Company in such Dilutive Issuance; provided that the Warrant Shares issued upon any prior exercise of this Warrant shall be disregarded (as if the exercise of this Warrant and the issuance of such Warrant Shares as a result thereof had never happened) to the extent necessary to achieve the same readjustment to the Warrant under this Section 2.5(a) as if there had been no prior exercise of this Warrant. If Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the fair market value per share and the consideration received or receivable by or payable to Company for purposes of this Section 2.5, the fair value of such property shall be determined reasonably and in good faith by the Company Board. As used herein, “Company’s Next Financing” means the closing of a Subsequent Issuance yielding gross cash proceeds in an aggregate amount of at least $2,000,000.

(b)          In the event that Company at any time issues, sells or grants any Common Stock Equivalents in a Dilutive Issuance (other than an Exempt Issuance), then, for purposes of this Section 2.5, Company shall be deemed to have issued at that time, pursuant to Section 2.5(a), a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or shall become issuable upon the exercise of the purchase, conversion or exchange rights associated with such Common Stock Equivalents for consideration per share equal to the sum of (i) the aggregate consideration per share received by Company in connection with the issuance, sale or grant of such Common Stock Equivalents, plus (ii) the minimum amount of consideration per share receivable by Company in connection with the exercise of such Common Stock Equivalents. If, at any time after any adjustment of the Warrant Number shall have been made pursuant to Section 2.5(a) as the result of any issuance, sale or grant of any Common Stock Equivalents, any of such Common Stock Equivalents or the rights of purchase, conversion or exchange associated therewith shall expire, the Warrant Number then in effect shall be decreased to the Warrant Number that would have been in effect if such expiring Common Stock Equivalents or rights of purchase, conversion or exchange had never been issued. Similarly, if, at any time after any such adjustment of the Warrant Number shall have been made pursuant to Section 2.5(a), there is a change in (x) the consideration received or to be received by Company in connection with the issuance or exercise of such Common Stock Equivalents, or (y) the conversion ratio applicable to such Common Stock Equivalents so that a different number shares of Common Stock shall be issuable upon the conversion or exchange thereof, the Warrant Number then in effect shall be readjusted to the Warrant Number that would have been in effect had such changes taken place at the time that such Common Stock Equivalents were initially issued, granted or sold. In no event shall any readjustment under this Section 2.5(b) affect the validity of any Warrant Shares issued upon any exercise of this Warrant prior to such readjustment; provided that the Warrant Shares issued upon any such prior exercise of this Warrant shall be disregarded (as if the exercise of this Warrant and the issuance of such Warrant Shares as a result thereof had never happened) to the extent necessary to achieve the same readjustment to the Warrant under this Section 2.5(b) as if there had been no such prior exercise of this Warrant. To the extent that an adjustment to the Warrant Number is made pursuant to Section 2.5(a), upon the issuance of Common Stock Equivalents, no further adjustment shall be made pursuant to Section 2.5(a) upon the issuance of Common Stock upon exercise or conversion of such Common Stock Equivalents.

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(c)          To the extent that any Equity-Based Payments are made by Company or any Subsidiary, the Holder of this Warrant shall then be entitled to, and Company shall pay to the Holder of this Warrant in cash, simultaneously with and as a condition to making such Equity-Based Payments, an amount equal to Holder’s pro rata share of the sum of (i) the amount of such Equity-Based Payments and (ii) the payments made to the Holder of this Warrant under this paragraph with respect to such Equity-Based Payments. Holder’s pro rata share, for purposes of this Section 2.5(c), is the ratio of the number of shares of Common Stock, Conversion Shares and Warrant Shares owned by Holder immediately prior to the Equity-Based Payment to the total number of shares of Common Stock outstanding, without giving effect to Common Stock Equivalents, immediately prior to the Equity-Based Payment.

2.6           Adjustment of Warrant Exercise Price. Upon any adjustment of the Warrant Number as provided in Sections 2.1 or 2.5, the Warrant Exercise Price shall be adjusted to be equal to the product of (i) the Warrant Exercise Price in effect immediately prior to such adjustment multiplied by (ii) the quotient of the Warrant Number in effect immediately prior to such adjustment divided by the Warrant Number in effect immediately after such adjustment.

2.7           Determination of Adjustments.

(a)          Upon any event that shall require an adjustment pursuant to this Section 2, Company shall promptly calculate such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth, in reasonable detail, such adjustment, the method of calculation thereof and the facts upon which such adjustment is based, including a statement of (i) the number of shares of Common Stock then outstanding on a Fully Diluted Basis and (ii) the Warrant Number, both as in effect immediately prior to such adjustment and as adjusted on account thereof. Company shall promptly mail a copy of each such certificate to the Holder. In the event that the Holder objects to the computation of such adjustment prepared by Company within 30 Business Days after receipt thereof, Company shall promptly cause a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Holder to calculate such adjustment and mail a copy of such computation to the Holder, and the computation of such accountants shall be conclusive. Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at such office during normal business hours by the Holder.

(b)          For purposes of this Section 2, the consideration received or receivable by Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock or Common Stock Equivalents, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(i)          Cash Payment. In the case of cash, the amount received by Company for such issuance, sale, grant or exercise.

(ii)         Securities or Other Property. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Company Board.

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(iii)        Allocation Related to Common Stock. In the event shares of Common Stock are issued or sold together with other securities or other assets of Company for a consideration that covers both, the consideration received (calculated as provided in (i) and (ii) above) shall be allocable to such shares of Common Stock as determined in good faith by the Company Board.

(iv)         Allocation Related to Common Stock Equivalents. In case any Common Stock Equivalents shall be issued or sold together with other securities or other assets of Company, together constituting one integral transaction in which no specific consideration is allocated to the Common Stock Equivalents, the consideration allocable to such Common Stock Equivalents shall be determined in good faith by the Company Board.

(v)          Merger or Consolidation. In case any shares of Common Stock or Common Stock Equivalents shall be issued or granted in connection with any merger or combination in which Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the nonsurviving corporation attributable to such Common Stock or Common Stock Equivalents, as determined in good faith by the Company Board.

(c)          The following additional provisions shall be applicable to the adjustments provided for pursuant to this Section 2:

(i)          When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any specified event requiring such an adjustment shall occur and shall be effective (A) in the case of any dividend or distribution of Common Stock to the holders of Common Stock, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution, and (B) in the case of any other specified event, at the close of business on the date of such specified event.

(ii)         Record Date. In case Company shall take a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or other securities or (B) to subscribe for or purchase Common Stock or other securities, then all references in this Section 2 to the date of the issuance or sale of such shares of Common Stock or other securities shall be deemed to be references to such record date; provided, however, that in the event Company legally abandons such action before its occurrence, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(iii)        Fractional Interests. In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share; provided, however, that any resulting fractional Share interests shall be settled upon exercise or conversion of this Warrant in accordance with Section 1.6.

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(iv)         Maximum Warrant Exercise Price. At no time shall the Warrant Exercise Price exceed the amount set forth in the introductory paragraph of this Warrant except as the proper result of an adjustment pursuant to this Section 2.

(v)          Certain Limitations. Notwithstanding anything herein to the contrary, Company agrees not to enter into any transaction that, by reason of any adjustment hereunder, would cause the Warrant Exercise Price to be less than the par value per share of its Common Stock.

(vi)         Independent Application. Except as otherwise provided herein, all sections and subsections of this Section 2 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one section or subsection, all applicable sections and subsections shall be given independent effect.

2.8           Breach of Representation and Warranty.

(a)          Without limitation of all other remedies available to the Holder in this Warrant or otherwise, in the event that any representation and warranty set forth in Section 3.6 of the Investment Agreement was not true when made, Company shall issue to the Holder, at no cost to the Holder, an additional amount of Warrants such that, if such issuance of additional Warrants were made on the Closing Date, the representation and warranty in the last sentence of Section 3.6(b) of the Investment Agreement would have been true and accurate in all respects when made.

(b)          Any additional Warrants issued to the Holder pursuant to this Section 2.8 shall be treated as if they were issued on the Closing Date and shall reflect any dividends or other distributions that would have been accrued or have been payable with respect to, and the application of any antidilution, ratable treatment or similar provisions (as set forth herein, in applicable law or otherwise) that would have been applicable to, such Warrants or underlying Warrant Shares had such additional Warrants been issued on the Closing Date.

(c)          In connection with the issuance of any additional Warrants under this Section 2.8, Company shall reserve a sufficient number of shares of Common Stock for issuance to the Holder upon exercise of such additional Warrants.

3.           CERTAIN AGREEMENTS. Company hereby covenants and agrees as follows:

3.1           Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and non-assessable and not subject to the preemptive or other similar rights of the stockholders of Company.

3.2           Reservation of Shares. Until the Expiration Date, Company at all times shall have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant in full.

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3.3           Successors and Assigns. This Warrant shall be binding upon any entity succeeding to Company by merger, consolidation, or acquisition of all or substantially all Company’s assets or all or substantially all of Company’s outstanding capital stock or otherwise.

3.4           Issue Tax. The issuance of certificates for Warrant Shares upon the exercise or conversion of this Warrant shall be made without charge to Holder or such Warrant Shares for any issuance tax or other costs in respect thereof, provided that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than Holder.

3.5           No Rights or Liabilities as a Stockholder. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of Company. No provision of this Warrant, in the absence of affirmative action by Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Warrant Exercise Price or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

4.           TRANSFER AND REPLACEMENT OF WARRANT.

4.1           Restriction on Transfer. Subject to this Section 4.1, this Warrant and the rights granted to Holder are transferable and assignable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in substantially the form attached as Appendix 2, at the office or agency of Company referred to in Section 4.4. Nothing in this Warrant shall prohibit Holder from assigning, delegating or transferring this Warrant and Holder’s rights and obligations under this Warrant to an Affiliate of Holder. Otherwise, Holder may not assign, delegate or otherwise transfer (whether by operation of law, by contract or otherwise) its rights and obligations under this Warrant or any portion hereof or thereof (i) at any time prior to the first anniversary of the Effective Date and, (ii) thereafter, to any Person whose principal business is providing integrated healthcare services or who otherwise is a competitor of Company as determined reasonably and in good faith by the Company Board. Until due presentment for registration of transfer on the books of Company, Company may treat the registered holder hereof as the owner and Holder for all purposes, and Company shall not be affected by any notice to the contrary. Company shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein and any assignment of rights and obligations by Company shall be null and void as a matter of law.

4.2           Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

4.3           Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement, this Warrant shall be promptly canceled by Company. Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of a new Warrant issued to Holder or transferees, as applicable.

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4.4           Register. Company shall maintain, at its principal executive offices (or such other office or agency of Company as it may designated by notice to Holder), a register for this Warrant, in which Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

5.           REGISTRATION RIGHTS; MARKET STAND-OFF AGREEMENT.

(a)          The shares of Common Stock issuable upon exercise or conversion of this Warrant shall be “Registrable Securities” under that certain Registration Rights Agreement, dated as of March 28, 2014, by and between Company and Holder.

(b)          In the event of a Qualified IPO, Holder hereby agrees that it will not, if so requested by the managing underwriter for such Qualified IPO, without the prior written consent of such managing underwriter, during the period commencing on the date of the final prospectus relating to such Qualified IPO, and ending on the date specified by such managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by such underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5(b) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to Holder only if all Company officers and directors are subject to the same restrictions. The underwriters in connection with such Qualified IPO are intended third-party beneficiaries of this Section 5(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such Qualified IPO that are consistent with this Section 5(b) or that are necessary to give further effect thereto.

6.           MISCELLANEOUS.

6.1           Term. This Warrant is exercisable or convertible in whole or in part at any time and from time to time on or after the Third Anniversary Date and before or on the Expiration Date.

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6.2           Notices. All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five (5) days after being mailed, if mailed, by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses.

if to Company, to:

Apollo Medical Holdings, Inc.

700 N. Brand Blvd., Suite 220

Glendale, California 91203

Attention: Chief Financial Officer

Telephone: (818) 396-8050

Fax: (818) 844-3888

if to Holder, to:

NNA of Nevada, Inc.

920 Winter Street

Waltham, Massachusetts 02451

Attention: Mark Fawcett/Christine Smith

Telephone: (781) 699-2668/(781) 699-9165

Fax:(781) 699-9756

Company or Holder may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

6.3           Waivers. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to Holder whether at law, in equity, or otherwise. No delay, forbearance, or neglect by Holder, whether in one or more instances, in the exercise of any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Warrant shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Warrant, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by Holder. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

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6.4           Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

6.5           Counterparts. This Warrant may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Warrant. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.6           Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

6.7           Amendment. This Warrant may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Warrant and signed by Company and Holder.

6.8           Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

6.9           Descriptive Headings; No Strict Construction. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a substantive part of this Warrant. The parties to this Warrant have participated jointly in the negotiation and drafting of this Warrant. If an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant. The parties agree that prior drafts of this Warrant shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Warrant.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Common Stock Purchase Warrant by their duly authorized representatives as of the date first above written.

COMPANY:

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Kyle Francis

Name:	Kyle Francis

Title:	CFO

Signature Page to Purchase Warrant (1 of 2)

[[Credit Agreement]]

HOLDER:

NNA OF NEVADA, INC.

By:	/s/ Mark Fawcett

Name:	Mark Fawcett

Title:	Vice President and Treasurer

Signature Page to Purchase Warrant (2 of 2)

[[Credit Agreement]]

APPENDIX 1

NOTICE OF EXERCISE

TO: APOLLO MEDICAL HOLDINGS, INC.

1.          The undersigned hereby elects to purchase _____ Shares of the Common Stock of Apollo Medical Holdings, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant (the “Warrant”) issued to the undersigned (or the undersigned’s predecessor or assignor), and shall tender payment of the exercise price in full in accordance with the terms of the Warrant.

2.          Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1.2 of the Warrant, to exercise the Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.2 of the Warrant.

3.          Please issue a certificate or certificates (or, if applicable, Book-Entry Shares) representing said Shares in the name of the undersigned or in such other name as is specified below:

The Shares shall be delivered by physical delivery of a certificate (or, if applicable, Book-Entry Shares) to:

[SIGNATURE OF HOLDER]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Date of exercise under Section 1.1 of the Warrant or date of exercise of conversion right under Section 1.2 of the Warrant is the date this Notice is deemed effectively given under Section 6.2 of this Warrant.

APPENDIX 2

ASSIGNMENT FORM

(To Assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED,

(check first box OR fill in number of Shares in second box)

[___] all of the Warrant

OR

[__________] shares of the foregoing Warrant

and all rights evidenced thereby are hereby assigned to:

_________________________________________ whose address is _____________________________________________ ____________________________________________________________________________________________________.

Dated: ____________________, _________

Holder’s Signature:

Holder’s Address: